Form N-SAR, Sub-Item 77Q1(e)
Copies of any new or amended
investment advisory contract

Nuveen New York Performance
Plus
Municipal Fund, Inc.
33-31377
811-5931

We hereby incorporate by reference
the form
of the new Investment Management
 Agreement
filed in Proxy materials in the SEC
filing on June 20, 2005, under
Conformed Submission Type DEF
 14A, accession
number 0000950137-05-007561.